



Exhibit 99.3

2018 Third Quarter Results Investor Call

November 2, 2018

Safe Harbor Statement

All per share amounts in this presentation are reported on a diluted basis. The only common equity securities that are publicly traded are common shares of Eversource Energy. The earnings and EPS of each business do not represent a direct legal interest in the assets and liabilities allocated to such business, but rather represent a direct interest in Eversource Energy's assets and liabilities as a whole. EPS by business is a non-GAAP (not determined using generally accepted accounting principles) measure that is calculated by dividing the net income or loss attributable to controlling interests of each business by the weighted average diluted Eversource Energy common shares outstanding for the period. Management uses this non-GAAP financial measure to evaluate earnings results, provide details of earnings results by business, and more fully compare and explain our third quarter and first nine months 2018 and 2017 results. Management believes that this measurement is useful to investors to evaluate the actual and projected financial performance and contribution of Eversource Energy's businesses. Non-GAAP financial measures should not be considered as alternatives to Eversource Energy's consolidated net income attributable to common shareholders or EPS determined in accordance with GAAP as indicators of Eversource Energy's operating performance.

This presentation includes statements concerning Eversource Energy's expectations, beliefs, plans, objectives, goals, strategies, assumptions of future events, future financial performance or growth and other statements that are not historical facts. These statements are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. In some cases, readers can identify these forward-looking statements through the use of words or phrases such as "estimate," "expect," "anticipate," "intend," "plan," "project," "believe," "forecast," "should," "could" and other similar expressions. Forward-looking statements are based on current expectations, estimates, assumptions or projections and are not guarantees of future performance. These expectations, estimates, assumptions or projections may vary materially from actual results. Accordingly, any such statements are qualified in their entirety by reference to, and are accompanied by important factors that could cause our actual results to differ materially from those contained in our forward-looking statements, including, but not limited to cyberattacks or breaches, including those resulting in the compromise of the confidentiality of our proprietary information and the personal information of our customers, acts of war or terrorism, physical attacks or grid disturbances that may damage and disrupt our transmission and distribution systems, ability or inability to commence and complete our major strategic development projects and opportunities, actions or inaction of local, state and federal regulatory, public policy and taxing bodies, substandard performance of third-party suppliers and service providers, fluctuations in weather patterns, including extreme weather due to climate change, changes in business conditions, which could include disruptive technology related to our current or future business model, increased conservation measures of customers and development of alternative energy sources, contamination of or disruption in our water supplies, changes in economic conditions, including impact on interest rates, tax policies, and customer demand and payment ability, changes in levels or timing of capital expenditures, disruptions in the capital markets or other events that make our access to necessary capital more difficult or costly, changes in laws, regulations or regulatory policy, including compliance with environmental laws and regulations, changes in accounting standards and financial reporting regulations, actions of rating agencies, and other presently unknown or unforeseen factors. Other risk factors are detailed in Eversource Energy's reports filed with the Securities and Exchange Commission (SEC) and updated as necessary, and are available on Eversource Energy's website at www.eversource.com and the SEC's website at www.sec.gov. All such factors are difficult to predict and contain uncertainties that may materially affect Eversource Energy's actual results, many of which are beyond our control. You should not place undue reliance on the forward-looking statements; each speaks only as of the date on which such statement is made, and, except as required by federal securities laws, Eversource Energy undertakes no obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events.

Third Quarter and First Nine Month 2018 Results

	3Q 2018	3Q 2017	Change	YTD 9-30-18	YTD 9-30-17	Change
Electric Distribution	$0.55	$0.50	$0.05	$1.19	$1.24	($0.05)
Electric Transmission	0.34	0.31	0.03	1.04	0.91	0.13
Natural Gas Distribution	(0.04)	(0.02)	(0.02)	0.16	0.15	0.01
Water Distribution	0.06	0.00	0.06	0.08	0.00	0.08
Parent & Other	0.00	0.03	(0.03)	0.05	0.06	(0.01)
Reported EPS (GAAP)	$0.91	$0.82	$0.09	$2.52	$2.36	$0.16

Positive Regulatory Developments in Recent Months

Yankee Gas Rate Settlement

- Effective date: 11/15/18, subject to PURA approval
- Authorized ROE: 9.3%
- Equity in capital structure: 53.5% – 54%
- Step rate increases in 2020 and 2021
- Revenue decoupling
- Tracking mechanism for aging infrastructure replacements and for cap ex over $150 million

FERC Transmission ROE Update

- Order issued 10/16/18
- New methodology that averages DCF, CAPM, risk premium, expected earnings
- Provides path forward to resolve 2011, 2012, 2014 and 2016 complaints against New England transmission ROEs
- Briefing to be completed in early 2019 with ROE orders to follow
- Likely to mitigate future FERC Section 206 complaint filings

Expected to provide more stability and predictability for transmission ROEs

Our Current Utility Core Business Four-Year Capital Plan

(in millions)


$6,511*
$2,742*
$347
$335
$1,194
$2,887
$1,748
$178
$100
$422
$1,170
$872
On Target
Now Projecting $7.1 Billion
2018E
2019-2021E
Transmission
Electric Distribution & Solar
Gas Distribution
Water
Other, Including IT

* February 2018 10-K estimate